Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                               Semi-Annual Report
                               September 30, 2005
                                   (Unaudited)

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                       Statement of Assets and Liabilities
                               September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                             $   25,281,901
Investments in investment funds, at fair value (Cost: $147,523,226)      165,773,520
Receivable from investment funds                                          17,695,271
Other assets                                                                  61,924
                                                                      --------------
        Total assets                                                     208,812,616
                                                                      --------------

Liabilities

Redemptions payable                                                       29,918,107
Management fee payable                                                       290,427
Offering costs payable                                                         5,182
Accounts payable and accrued expenses                                      1,300,712
                                                                      --------------
        Total liabilities                                                 31,514,428
                                                                      --------------
             Members' Capital (152,560.453 units outstanding)         $  177,298,188
                                                                      ==============
        Net Asset Value per unit                                      $     1,162.15
                                                                      ==============


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Schedule of Investments
                               September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                            Cost              Fair Value             % of Members'
Investments in Investment Funds                                                                                         Capital
      Fixed Income Arbitrage
         PIMCO Global Relative Value Fund, L.L.C. - b                  $   9,778,469       $    9,820,087                5.54%

      Event Driven
         Canyon Value Realization Fund, L.P. - b                       $   5,150,000       $    6,445,022                3.63%
         GoldenTree High Yield Partners, Ltd. - b                          3,768,666            3,849,692                2.17%

      Equity Arbitrage
         CFM Ventus Fund L.P - a                                       $  19,000,000       $   19,026,888               10.73%

      Discretionary
         Basswood Opportunity Partners L.P.-b                          $  12,000,000       $   13,142,414                7.41%
         Chilton Small Cap Partners, L.P. Class A - c                      8,720,000           11,061,545                6.24%
         Delta Fund Europe L.P. - b                                       10,500,000           12,185,744                6.87%
         Delta Institutional, L.P. - b                                    12,100,000           21,223,899               11.97%
         North Sound Legacy Institutional, L.L.C. -b                      14,000,000           15,649,872                8.83%
         Trellus Partners L.P.- b                                         10,000,000           10,442,294                5.89%
         The Capital Hedge Fund Ltd - a                                   10,506,091           10,461,972                5.90%
         Telluride Capital Fund LLC -a                                    18,000,000           18,292,981               10.32%
         Torrey Pines Fund LLC -b                                          4,000,000            4,073,910                2.30%
         Renaissance Institutional Equities Fund L.P -a                   10,000,000           10,097,200                5.70%
                                                                       --------------------------------------------------------
Total Investments In Investment Funds                                  $ 147,523,226        $ 165,773,520               93.50%

Other Assets, less Liabilities                                                              $  11,524,668                6.50%
                                                                                            -----------------------------------
Members' Capital                                                                            $ 177,298,188              100.00%
                                                                                            ===================================

Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually
d - Redemptions permitted semi-annually

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Operations
             For the period April 1, 2005 through September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

Investment Income
   Interest                                          $    285,403
                                                     -------------
     Total investment income                              285,403
                                                     -------------

Expenses
   Operating expenses:
     Management fees                                    2,066,696
     Administration fees                                  309,391
     Professional fees                                    295,181
     Directors' fees and expenses                          13,165
     Custodian fees                                         6,131
     Marketing fees                                         4,005
     Miscellaneous expenses                                42,315
                                                     -------------
       Total expenses                                   2,736,884
                                                     -------------
       Net investment loss                             (2,451,481)
                                                     -------------

Realized and unrealized gain on investments:

Net realized gain on investments
Net change in unrealized appreciation on                9,935,077
investments                                               980,591
                                                     -------------
Net realized and unrealized gain on investments        10,915,668
                                                     -------------
Increase in members' capital derived
from investment activities                           $  8,464,187
                                                     =============


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                    Statements of Changes in Members' Capital

            For the period April 1, 2005 through September 30, 2005
                       and the year ended March 31, 2005
--------------------------------------------------------------------------------

                                                                      Six Months Ended           Year Ended
                                                                     September 30, 2005        March 31, 2005
                                                                         (Unaudited)

From investment activities

    Net investment loss                                              $    (2,451,481)     $      (5,428,210)
    Net realized gain on investments                                       9,935,077                812,524
    Net change in unrealized appreciation on investments                     980,591              8,545,992
                                                                     -------------------  -------------------
      Increase in members' capital
      derived from investment activities                                   8,464,187              3,930,306

Members' capital transactions

    Capital contributions                                                  6,056,175            119,438,511
    Capital withdrawals                                                  (42,304,838)           (21,564,435)
                                                                     -------------------  -------------------
      Increase (Decrease) in members' capital
      derived from capital transactions                                  (36,248,663)            97,874,076


      Members' capital at beginning of period                            205,082,664            103,278,282
                                                                     -------------------  -------------------
      Members' capital at end of period (152,560.453
      and 183,915.383 units outstanding at
      September 30, 2005 and March 31, 2005,
      respectively)                                                     177,298,188       $      205,082,664
                                                                     ===================  ===================


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Cash Flows
                       Six Months Ended September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

Cash flows from operating activities
Increase in members' capital derived from investment activities                   $     8,464,187
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
      Decrease in investment funds, at fair value - net                                12,427,860
      Decrease in receivable from investment funds                                      4,364,919
      Increase in other assets                                                            (12,815)
      Decrease in management fee payable                                               (1,675,375)
      Increase in accounts payable and accrued expenses                                   512,097
         Net cash provided by operating activities                                     24,080,873
                                                                                  ----------------

Cash flows from financing activities
      Capital contributions                                                             6,056,175
      Capital withdrawals                                                             (21,069,076)
      Decrease in contributions received in advance                                    (2,340,925)
                                                                                  ----------------
         Net cash used in financing activities                                        (17,353,826)
                                                                                  ----------------
         Net increase in cash and cash equivalents                                      6,727,047
         Cash and cash equivalents at beginning of period                              18,554,854
                                                                                  ----------------
         Cash and cash equivalents at end of period                               $    25,281,901
                                                                                  ================


Supplmental non-cash information:

Included in capital withdrawals on the accompanying Statement of Changes in Members' Capital, is a change in redemptions payable of $21,235,762



The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                              Financial Highlights

--------------------------------------------------------------------------------

For a unit outstanding throughout the period
                                                                                                               January 1, 2003
                                              Six Months Ended           Year Ended           Year Ended        (commencement
                                             September 30, 2005         March 31, 2005      March 31, 2004      of operations)
                                                 (Unaudited)                                                   to March 31, 2003

Net Asset Value, beginning of period:        $     1,115.09             $   1,099.37       $      995.86       $   1,000.00
                                             ===============            =============      ==============      ==============

   Income from investment operations***:

   Net investment loss                               (13.33)                  (32.25)             (36.19)            (12.87)

   Net realized and unrealized gain on
   investments                                        60.39                    47.97              139.70               8.73
                                             ---------------           --------------     ---------------      --------------
   Total from investment operations                   47.06                    15.72              103.51              (4.14)
                                             ---------------           --------------     ---------------      --------------
Net Asset Value, end of period:              $     1,162.15            $    1,115.09      $     1,099.37        $    995.86
                                             ===============            =============      ==============      ==============

Total Return                                          4.22% **                 1.43%              10.39%              (0.41%) **

Ratios/Supplemental Data:

Net assets, end of period                    $  177,298,188            $ 205,082,664      $  103,278,282        $ 38,426,667
                                             ===============            =============      ==============      ==============
Portfolio turnover                                   83.19% *                 25.24%              21.29%              29.92% *

Ratio of expenses to average net assets               2.67% *                  3.06%               3.43%               5.28% *

Ratio of net investment
loss to average net assets                          (2.39%) *                 (2.95%)             (3.40%)             (5.22%) *


* Annualized.
** Total return for a period of less than a full year is not annualized.
*** Per unit data for income from investment operations is computed using the total of monthly income and expense divided by beginning of month units.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.


The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005
--------------------------------------------------------------------------------

     1.  Organization

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

         Units of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

         Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series M and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

     2.  Significant Accounting Policies

         Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

         a. Portfolio Valuation

         The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

         Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

         by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

         As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series M does not take a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

         b. Fund Expenses

         Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series M's subsequent registration under the 1933 Act have been deferred and were amortized over the twelve months commencing after the effective date of such registration statement.

         c. Income Taxes

         Prior to October 1, 2005, Multi-Strategy Series M operated as a partnership for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series M's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

         Effective on October 1, 2005, Multi-Strategy Series M has elected to be taxed as a corporation and intends to qualify as a "regulated investment company" under the Internal Revenue Code by making the requisite distributions to Members that will be sufficient to relieve it from Federal income tax and Federal excise tax. Therefore, no Federal tax provision has been provided in the accompanying financial statements.

         d. Cash and Cash Equivalents

         Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account which pays money market rates and are accounted for at cost plus accrued interest.

         e. Receivable from Investment Funds

         Receivable from investment funds of $11,560,179 represents amounts due to Multi-Strategy Series M for sales of interests in certain investment funds.

         f. Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

     3. Management Fee, Administrative Fee, Related Party Transactions and Other

         CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee based on end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

         Effective August 1, 2005, the Board of Directors approved a reduction in the management fee to 1.5% of net assets annually (from 2.00% annually).

         In addition, CAI allocated certain marketing related expenses of $1,522 to Multi-Strategy Series M during the six months ended September 30, 2005.

         Placement agents may be retained by the Company to assist in the placement of Units. A placement agent affiliated with the Adviser will generally be entitled to receive a fee from each investor in the Company whose Units the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

         Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series M Units. For the six month period ended September 30, 2005, CGM earned $21,400 in placement fees on Multi-Strategy Series M Units. Such fees are deducted from an investor's gross contribution amount.

         The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series M Units. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

         Multi-Strategy Series M pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of The PNC Financial Services Group, to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

         Each Director who is not an "interested person" of the Company, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from the Company. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the six months ended September 30, 2005 were $4,884.

         PFPC Trust Company (an affiliate of PFPC) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

     4. Securities Transactions

         The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation for the six months ended September 30, 2005. At September 30, 2005, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

         Cost of purchases                       $ 44,718,017
         Proceeds from sales                     $ 61,050,106
         Gross unrealized appreciation           $ 5,632,454
         Gross unrealized depreciation           $        -
         Net unrealized depreciation             $ 5,632,454

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

     5.  Contributions, Redemptions, and Allocation of Income

         Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion may determine to cause Multi-Strategy Series M to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

         Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

         Transactions in units were as follows for the six months ended September 30, 2005 and the year ended March 31, 2005:

                                       September 30, 2005        March 31, 2005
                                       -------------------     -----------------
         Units outstanding,
         beginning of period                 71,765.18              54,616.96
         Units purchased                      1,094.25              24,309.75
         Units redeemed                     (15,134.14)             (7,161.53)
                                      --------------------     -----------------
         Units outstanding,
         end of period                       57,725.29              71,765.18
                                      ====================     =================

     6.  Financial Instruments With Off-Balance Sheet Risk

         In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

     7.  Other

         A description of Multi-Strategy Series M Proxy Voting Policies and Procedures and Multi-Strategy Series M portfolio securities voting record for the six months ended September 30, 2005 is available on the Securities and Exchange Commission's ("SEC") web site at www.sec.gov, and may also be obtained at no additional charge by calling 800-305-0816.

Multi-Strategy Series M files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Multi-Strategy Series M Form N-Q is available on the SEC's web site at www.sec.gov, and may be obtained at no additional charge by calling 800-305-0816.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                               Semi-Annual Report
                               September 30, 2005
                                   (Unaudited)

                        Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                      Statement of Assets and Liabilities
                               September 30, 2005
                                  (Unaudited)

Assets

Cash and cash equivalents                                  $   9,294,780
Investments in investment funds, at fair value
   (Cost: $48,887,613)                                        54,520,067
Receivable from investment funds                              11,560,179
Other assets                                                      22,304
                                                           --------------
        Total assets                                          75,397,330
                                                           --------------


Liabilities

Redemptions payable                                            9,860,405
Management fee payable                                           101,549
Offering costs payable                                             5,182
Accounts payable and accrued expenses                            591,297
                                                           --------------
        Total liabilities                                     10,558,433
                                                           --------------
           Members' Capital (57,725.287 units outstanding) $  64,838,897
                                                           ==============
        Net Asset Value per unit                           $    1,123.23
                                                           ==============

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Schedule of Investments
                               September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                         Cost      Fair Value    % of Members'
                                                                                     Capital
  Fixed Income Arbitrage
    Concordia Capital, Ltd. - a                     $  3,300,000  $ 3,340,436         5.15%
    PIMCO Global Relative Value Fund, Ltd - b          4,288,687    4,306,940         6.64%
    Highland Opportunity Fund LP. - b                  4,000,000    4,067,834         6.28%

  Event Driven
    Canyon Value Realization Fund, L.P. - b            1,300,000  $ 1,769,419         2.73%
    GoldenTree High Yield Partners, Ltd - b            2,088,926    2,133,838         3.29%

  Equity Arbitrage
    CFM Ventus Fund LP - a                          $ 10,000,000  $ 10,067,502       15.53%

  Discretionary
    Basswood Opportunity Partners L.P.-b            $  3,500,000  $  3,820,449        5.89%
    Chilton Small Cap Partners, L.P. Class A - c       3,620,000     4,893,817        7.55%
    Delta Institutional, L.P. - b                      2,290,000     4,835,643        7.46%
    North Sound Legacy Insitutional Fund, L.L.C. -b    4,500,000     5,186,989        8.00%
    Renaissance Institutional Equities Fund LP -a     10,000,000    10,097,200       15.57%
                                                    ----------------------------------------
Total Investments In Investment Funds               $ 48,887,613  $ 54,520,067       84.09%

Other Assets, less Liabilities                                    $ 10,318,830       15.91%
                                                                  ------------- ------------
Members' Capital                                                  $ 64,838,897      100.00%
                                                                  ============= ============

Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually
d - Redemptions permitted semi-annually

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Operations
             For the period April 1, 2005 through September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

Investment Income
   Interest                                                       $    98,140
                                                                  -------------
     Total investment income                                           98,140
                                                                  -------------
Expenses
   Management fees                                                    703,328
   Professional fees                                                  148,119
   Administration fees                                                114,722
   Marketing fees                                                       1,522
   Custodian fees                                                       5,917
   Directors' fees and expenses                                         4,884
   Miscellaneous expenses                                              21,698
                                                                  -------------
     Total expenses                                                 1,000,190
                                                                  -------------
     Net investment loss                                             (902,050)
                                                                  -------------
Realized and unrealized gain on investments:

Net realized gain on investments                                    5,673,855
Net change in unrealized depreciation on
investments                                                        (2,287,832)
                                                                  -------------
Net realized and unrealized gain on investments                     3,386,023
                                                                  -------------
Increase in members' capital derived from investment activities   $ 2,483,973
                                                                  =============


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                    Statements of Changes in Members' Capital

         For the period April 1, 2005 through September 30, 2005 and the year ended March 31, 2005

--------------------------------------------------------------------------------


                                                                           Six Months Ended     Year Ended
                                                                          September 30, 2005   March 31, 2005
                                                                              (Unaudited)
From investment activities
        Net investment loss                                                   $   (902,050)   $ (2,184,117)
        Net realized gain on investments                                         5,673,855         686,342
        Net change in unrealized appreciation (depreciation) on investments     (2,287,832)      2,702,892
                                                                              --------------- --------------
                Increase in members' capital
                derived from investment activities                               2,483,973       1,205,117

Members' capital transactions

        Capital contributions                                                    1,182,600      25,895,081
        Capital withdrawals                                                    (16,829,224)     (7,714,817)
                                                                              --------------- --------------
        Increase (Decrease) in members' capital
        derived from capital transactions                                      (15,646,624)     18,180,264

        Members' capital at beginning of period                                 78,001,548      58,616,167
                                                                              --------------- --------------
        Members' capital at end of period (57,725.287                         $ 64,838,897    $ 78,001,548
        and 71,765.186 units outstanding at                                   =============== ==============
        September 30, 2005 and March 31, 2005
        respectively)


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Cash Flows
                       Six Months Ended September 30, 2005
                                   (Unaudited)
--------------------------------------------------------------------------------

Cash flows from operating activities
Increase in members' capital derived from
investment activities                                                          $  2,483,973

Adjustments to reconcile net increase in members' capital
derived from investment activities to net cash used in operating activities:
        Decrease in investment funds, at fair value - net                        13,347,767
        Increase in receivable from investment funds                             (3,168,118)
        Decrease in receivable from affiliate                                            -
        Increase in other assets                                                     (2,818)
        Decrease in management fee payable                                         (565,279)
        Increase in accounts payable and accrued expenses                           187,617
                                                                               --------------
                Net cash provided by operating activities                        12,283,142


Cash flows from financing activities
        Capital contributions                                                     1,182,600
        Capital withdrawals                                                      (8,913,504)
        Decrease in contributions received in advance                              (401,700)
                                                                               --------------
                Net cash used in financing activities                            (8,132,604)
                                                                               --------------
                Net increase in cash and cash equivalents                         4,150,538
                Cash and cash equivalents at beginning of period                  5,144,242
                                                                               --------------
                Cash and cash equivalents at end of period                     $  9,294,780


Supplmental non-cash information:

Included in capital withdrawals on the accompanying Statement of Changes in Members' Capital, is a change in redemptions payable of $7,915,720


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                              Financial Highlights


For a unit outstanding throughout the period
                                                                                                               January 1, 2003
                                              Six Months Ended           Year Ended           Year Ended        (commencement
                                             September 30, 2005         March 31, 2005      March 31, 2004      of operations)
                                                 (Unaudited)                                                   to March 31, 2003

Net Asset Value, beginning of period:        $     1,086.90             $   1,073.22       $      993.27       $   1,000.00
                                             ===============            =============      ==============      ==============

   Income from investment operations***:

   Net investment loss                               (12.92)                  (31.02)             (34.35)            (13.23)

   Net realized and unrealized gain on
   investments                                        49.25                    44.70              114.30               6.50
                                             ---------------           --------------     ---------------      --------------
   Total from investment operations                   36.33                    13.68               79.95              (6.73)
                                             ---------------           --------------     ---------------      --------------
Net Asset Value, end of period:              $     1,123.23            $    1,086.90      $     1,073.22        $    993.27
                                             ===============            =============      ==============      ==============

Total Return                                          3.34% **                 1.37%               8.05%              (0.67%) **

Ratios/Supplemental Data:

Net assets, end of period                    $   64,838,897            $  78,001,548      $   58,616,167        $ 27,852,030
                                             ===============            =============      ==============      ==============
Portfolio turnover                                   132.99 *                 31.84%              22.76%              26.96% *

Ratio of expenses to average net assets               2.63% *                  3.02%               3.31%               5.44% *

Ratio of net investment
loss to average net assets                          (2.37%) *                 (2.91%)             (3.28%)             (5.39%) *



*   Annualized.
**  Total return for a period of less than a full year is not annualized.
*** Per unit data for income from investment operations is computed using the total of monthly income and expens divided by beginning of month units.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.


The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005
--------------------------------------------------------------------------------

     1.  Organization

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

         Units of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

         Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series M and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

     2.  Significant Accounting Policies

         Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

         a. Portfolio Valuation

         The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

         Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) -September 30, 2005 (continued)
--------------------------------------------------------------------------------

         by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

         As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series M does not take a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

         b. Fund Expenses

         Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series M's subsequent registration under the 1933 Act have been deferred and were amortized over the twelve months commencing after the effective date of such registration statement.

         c. Income Taxes

         Prior to October 1, 2005, Multi-Strategy Series M operated as a partnership for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series M's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

         Effective on October 1, 2005, Multi-Strategy Series M has elected to be taxed as a corporation and intends to qualify as a "regulated investment company" under the Internal Revenue Code by making the requisite distributions to Members that will be sufficient to relieve it from Federal income tax and Federal excise tax. Therefore, no Federal tax provision has been provided in the accompanying financial statements.

         d. Cash and Cash Equivalents

         Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account which pays money market rates and are accounted for at cost plus accrued interest.

         e. Receivable from Investment Funds

         Receivable from investment funds of $11,560,179 represents amounts due to Multi-Strategy Series M for sales of interests in certain investment funds.

         f. Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

     3.  Management Fee, Administrative Fee, Related Party Transactions and
         Other

         CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee based on end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

         Effective August 1, 2005, the Board of Directors approved a reduction in the management fee to 1.5% of net assets annually (from 2.00% annually).

         In addition, CAI allocated certain marketing related expenses of $1,522 to Multi-Strategy Series M during the six months ended September 30, 2005.

         Placement agents may be retained by the Company to assist in the placement of Units. A placement agent affiliated with the Adviser will generally be entitled to receive a fee from each investor in the Company whose Units the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

         Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series M Units. For the six month period ended September 30, 2005, CGM earned $21,400 in placement fees on Multi-Strategy Series M Units. Such fees are deducted from an investor's gross contribution amount.

         The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series M Units. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

         Multi-Strategy Series M pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of The PNC Financial Services Group, to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

         Each Director who is not an "interested person" of the Company, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from the Company. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the six months ended September 30, 2005 were $4,884.

         PFPC Trust Company (an affiliate of PFPC) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

     4.  Securities Transactions

         The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation for the six months ended September 30, 2005. At September 30, 2005, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

         Cost of purchases                      $ 44,718,017
         Proceeds from sales                    $ 61,050,106
         Gross unrealized appreciation          $ 5,632,454
         Gross unrealized depreciation          $        -
         Net unrealized depreciation            $ 5,632,454

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2005 (continued)
--------------------------------------------------------------------------------

     5.  Contributions, Redemptions, and Allocation of Income

         Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion may determine to cause Multi-Strategy Series M to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

         Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

         Transactions in units were as follows for the six months ended September 30, 2005 and the year ended March 31, 2005:


                                                   September 30, 2005 March 31, 2005

         Units outstanding, beginning of period         71,765.18       54,616.96
         Units purchased                                 1,094.25       24,309.75
         Units redeemed                                (15,134.14)      (7,161.53)
                                                     --------------   -------------
         Units outstanding, end of period               57,725.29       71,765.18
                                                     ==============   =============

     6.  Financial Instruments With Off-Balance Sheet Risk

         In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

     7.  Other

         A description of Multi-Strategy Series M Proxy Voting Policies and Procedures and Multi-Strategy Series M portfolio securities voting record for the six months ended September 30, 2005 is available on the Securities and Exchange Commission's ("SEC") web site at www.sec.gov, and may also be obtained at no additional charge by calling 800-305-0816.

         Multi-Strategy Series M files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Multi-Strategy Series M Form N-Q is available on the SEC's web site at www.sec.gov, and may be obtained at no additional charge by calling 800-305-0816.